UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2016

BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 16, 2016, Bluegreen Corporation (“Bluegreen”), an indirect wholly owned subsidiary of BFC Financial Corporation (the “Company”), amended and restated the credit agreement and security agreement (the “Credit Facility”) with respect to Bluegreen’s syndicated credit facility led by Fifth Third Bank (“Fifth Third”). The Credit Facility is a $100 million syndicated credit facility with Fifth Third, as Lead Arranger, Sole Bookrunner, Administration Agent and L/C Issuer, and certain other bank participants.  The Credit Facility includes a $25 million term loan with quarterly amortization requirements and a $75 million revolving line of credit.  Prior to the amendment and restatement, Bluegreen’s syndicated credit facility led by Fifth Third (the “Prior Facility”) allowed for borrowings of up to $25 million. Amounts borrowed under the Credit Facility generally bear interest at a rate of LIBOR plus 2.75-3.25% depending on Bluegreen’s leverage ratio, are collateralized by certain of Bluegreen’s vacation ownership interest inventory, sales center buildings and short term receivables, and will mature in December 2021.  The Credit Facility also includes other terms and conditions, including financial covenants, which Bluegreen believes to be customary for a credit facility of this type. As of the date of this Current Report on Form 8-K, outstanding borrowings under the Credit Facility totaled $40 million, including the $25 million term loan and $15 million of borrowings which were outstanding under the Prior Facility.  Borrowings under the Credit Facility will be used by Bluegreen for general corporate purposes.

The foregoing description of the Credit Facility is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement and Amendment and Restated Security Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 – The Amended and Restated Credit Agreement dated as of December 16, 2016, by and among Bluegreen Corporation, as Borrower and Fifth Third Bank, as Administrative Agent and L/C Issuer

Exhibit 10.2 – The Amended and Restated Security Agreement, dated as of December 16, 2016, by and among Bluegreen Corporation, as Borrower,  Bluegreen Vacations Unlimited, Inc. and Bluegreen Resorts Management, Inc. as Grantors, and Fifth Third Bank, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: December 21, 2016
By: /s/ Raymond S. Lopez
Raymond S. Lopez,
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

Uly 31
Exhibit 10.1	The Amended and Restated Credit Agreement dated as of December 16, 2016, by and among Bluegreen Corporation, as Borrower and Fifth Third Bank, as Administrative Agent and L/C Issuer
Exhibit 10.2

The Amended and Restated Security Agreement, dated as of December 16, 2016, by and among Bluegreen Corporation, as Borrower,  Bluegreen Vacations Unlimited, Inc. and Bluegreen Resorts Management, Inc. as Grantors, and Fifth Third Bank, as Administrative Agent